OBE MERG

State of California
Secretary of State

CERTIFICATE OF MERGER

(California Corporations Code sections
1113(g), 6019.1, 8019.1, 9640, 12540.1, 15678.4, 15911.14, 16915(b) and 17552)

IMPORTANT — Read all instructions before completing this form.

This Space For Filing Use Only

1. NAME OF SURVIVING ENTITY	2. TYPE OF ENTITY	3. CA SECRETARY OF STATE FILE NUMBER	4. JURISDICTION
Lifesciences Opportunities Incorporated	Corporation	N/A	Florida
5. NAME OF DISAPPEARING ENTITY	**6. TYPE OF ENTITY**	**7. CA SECRETARY OF STATE FILE NUMBER**	**8. JURISDICTION**
DrTattoff, LLC	Limited Liability Company	200423010088	California

9. THE PRINCIPAL TERMS OF THE AGREEMENT OF MERGER WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, SPECIFY THE CLASS AND THE NUMBER OF OUTSTANDING INTERESTS OF EACH CLASS ENTITLED TO VOTE ON THE MERGER AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS. ATTACH ADDITIONAL PAGES, IF NECESSARY.

SURVIVING ENTITY		DISAPPEARING ENTITY	
CLASS AND NUMBER AND	PERCENTAGE VOTE REQUIRED	CLASS AND NUMBER AND	PERCENTAGE VOTE REQUIRED
Common 2,523,694	50.1%	Common 8,552,500	50.1%

10. IF EQUITY SECURITIES OF A PARENT PARTY ARE TO BE ISSUED IN THE MERGER, CHECK THE APPLICABLE STATEMENT.

☐ No vote of the shareholders of the parent party was required. ☐ The required vote of the shareholders of the parent party was obtained.

11. IF THE SURVIVING ENTITY IS A DOMESTIC LIMITED LIABLITY COMPANY, LIMITED PARTNERSHIP, OR PARTNERSHIP, PROVIDE THE REQUISITE CHANGES (IF ANY) TO THE INFORMATION SET FORTH IN THE SURVIVING ENTITY'S ARTICLES OF ORGANIZATION, CERTIFICATE OF LIMITED PARTNERSHIP OR STATEMENT OF PARTNERSHIP AUTHORITY RESULTING FROM THE MERGER. ATTACH ADDITIONAL PAGES, IF NECESSARY.

12. IF A DISAPPEARING ENTITY IS A DOMESTIC LIMITED LIABLITY COMPANY, LIMITED PARTNERSHIP, OR PARTNERSHIP, AND THE SURVIVING ENTITY IS NOT A DOMESTIC ENTITY OF THE SAME TYPE, ENTER THE PRINCIPAL ADDRESS OF THE SURVIVING ENTITY.

PRINCIPAL ADDRESS OF SURVIVING ENTITY	CITY AND STATE	ZIP CODE
925 S. Federal Highway, Suite 600	Boca Raton, FL	33432

13. OTHER INFORMATION REQUIRED TO BE STATED IN THE CERTIFICATE OF MERGER BY THE LAWS UNDER WHICH EACH CONSTITUENT OTHER BUSINESS ENTITY IS ORGANIZED. ATTACH ADDITIONAL PAGES, IF NECESSARY.

Section 607.1109 of the Florida Business Corporation Act requires the following statement: This merger was approved by a majority of units of DrTattoff, LL

14. STATUTORY OR OTHER BASIS UNDER WHICH A FOREIGN OTHER BUSINESS ENTITY IS AUTHORIZED TO EFFECT THE MERGER.

Sections 607.1109 and 607.1101 of the Florida Business Corporation Act

15. FUTURE EFFECTIVE DATE, IF ANY: 02 (Month) - 11 (Day) - 08 (Year)

16. ADDITIONAL INFORMATION SET FORTH ON ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE PART OF THIS CERTIFICATE.

17. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

SIGNATURE	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON
SIGNATURE OF AUTHORIZED PERSON FOR THE SURVIVING ENTITY	February 8, 2008	Roland Perry, President
SIGNATURE OF AUTHORIZED PERSON FOR THE SURVIVING ENTITY	February 8, 2008	Roland Perry, Secretary
SIGNATURE OF AUTHORIZED PERSON FOR THE DISAPPEARING ENTITY	February 8, 2008	James Morel, Manager
SIGNATURE OF AUTHORIZED PERSON FOR THE DISAPPEARING ENTITY	February 8, 2008	William Kirby, Manager

For an entity that is a business trust, real estate investment trust or an unincorporated association, set forth the provision of law or other basis for the authority of the person signing: ________

ATTACHMENT TO CERTIFICATE OF MERGER

17. Additional Disappearing Entity signature:

[signature]	February 8, 2008	Scott Woodruff, Manager
Signature of Authorized Person for the Disappearing Entity	Date	Type or Print Name and Title of Authorized Person